SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 9, 2005

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado	80401
(Address of principal executive offices)	Zip Code

(303) 233-3500

(Registrant’s telephone number)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 9, 2005, ACT Teleconferencing, Inc. (the “Company”) received notice from Nasdaq that the Company’s common stock has closed below the minimum $1.00 per share for the past 30 days, as required under Marketplace Rule 4450(a)(5). Under Marketplace Rule 4450(e)(2), the Company has 180 calendar days or until September 6, 2005, to correct its bid price deficiency. If, within the next 180 days, the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days, the bid price deficiency will be corrected.

If the Company does not correct its bid price deficiency within the next 180 days, Nasdaq will provide the Company with written notification that its common stock will be delisted. At that time, the Company will have the right to appeal Nasdaq’s determination to a Listings Qualifications Panel. Alternatively, the Company may apply to transfer its securities to the Nasdaq SmallCap Market if it satisfies the requirements in Marketplace Rule 4310(c). If the Company’s transfer application is approved, it will have an additional 180-day period to regain compliance.

If the stock price has not recovered by September 6, 2005, the Company will review the situation and make a determination what action to take at that time.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc. (Registrant)

Date: March 15, 2005	By:	/S/ GENE WARREN
Gene Warren Chief Executive Officer

2